Exhibit 7

                               SECURITY AGREEMENT

      SECURITY AGREEMENT (this "Agreement") dated as of December 10, 2001, between TeraGlobal Communications Corp. a Delaware corporation, having a mailing address at 9171 Towne Centre Drive, Suite 600, San Diego, CA 92122 ("Debtor"), and WallerSutton 2000, L.P., a Delaware limited partnership, having a mailing address at 500 W. Putnam Avenue, 3rd Floor, Greenwich, CT 06830, as collateral agent for the investors described below ("Secured Party").

      Pursuant to Convertible Promissory Note and Warrant Purchase Agreement, dated as of December 10, 2001 (the "Purchase Agreement," which term shall include all exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Purchase Agreement as the same may be in effect at any and all times such reference becomes operative), certain investors, including the Secured Party (the "Investors") have agreed to purchase from Debtor Convertible Promissory Notes (individually the "Note" or, collectively, the "Notes"). Capitalized terms used in this Agreement that are not defined in this Agreement, but are defined in the Purchase Agreement, shall have the meanings given them in the Purchase Agreement.

      ACCORDINGLY, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby makes the following covenants, agreements, representations, and warranties for the benefit and security of Secured Party:

                                    ARTICLE I

                         CONSTRUCTION AND DEFINED TERMS

      SECTION 1.01. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. Unless otherwise expressly stated in this Agreement, references in this Agreement to Sections shall be read as Sections of this Agreement.

      SECTION 1.02. Schedules. Unless a Schedule is referred to in this Agreement as being a Schedule to another Credit Document, the references in this Agreement to specific Schedules shall be read as references to such specific Schedules attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules from time to time.

      SECTION 1.03. Defined Terms. Unless otherwise expressly stated in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

            "Accessions" Goods that are physically united with other Goods in such a manner that the identity of the original Goods is not lost.

            "Accounts" As defined in Section 2.01.

            "Account Debtor" A Person obligated on an Account, Chattel Paper, or
General   Intangible  (other  than  a  Person  obligated  to  pay  a  negotiable instrument, even if the instrument constitutes part of Chattel Paper).

            "Article 5" Article 5 of the UCC, also known and cited as New York Uniform Commercial Code - Letters of Credit, as in effect from time to time.

            "Article 8" Article 8 of the UCC, also known and cited as New York Uniform Commercial Code - Investment Securities, as in effect from time to time.

            "Article 9" Article 9 of the UCC, also known and cited as New York Uniform Commercial Code - Secured Transactions, as in effect from time to time.

            "Authenticate" or "Authenticated" or "Authenticating" or "Authentication" To sign (or to have signed), or to execute or otherwise adopt (or to have executed or otherwise adopted) a symbol, or encrypt or similarly process (or to have encrypted or similarly processed) a Record in whole or in part, with the present intent of the authenticating Person to identify the Person and adopt or accept a Record.

            "Bailment Agreement" Any agreement between Debtor and any Third Party that is in possession of any of Debtor's Property, which agreement evidences the terms under which such Third Party is in possession of such Property.

            "Bank" As defined in Article 9, and any organization that is engaged in the business of banking, including commercial banks, savings banks, savings and loan associations, credit unions, and trust companies.

            "Business Records" As defined in Section 2.01.

            "Chattel Paper" As defined in Section 2.01.

            "Collateral" As defined in Section 2.01.

            "Collateral Records" Business Records concerning any Collateral.

            "Collection    Collateral"   Accounts,    Chattel   Paper,   General
Intangibles,   Instruments,  Documents,  Investment  Property,  Letter-of-credit rights, Commercial Tort Claims, and Supporting Obligations.

            "Collection Collateral Debtor" Each Account Debtor with respect to any Collection Collateral that is an Account, Chattel Paper, or General Intangible, and each Person obligated to Debtor with respect to any Collection Collateral other than an Account, Chattel Paper, or General Intangible.

            "Collection Costs" All costs and expenses of enforcing this Agreement and the other Credit Documents, including all costs and expenses of collecting the Obligations and exercising Secured Party's rights and remedies under this Agreement and the other Credit Documents, or under any Law, as against the Collateral, or as against Debtor or any other Person, and any and all costs and expenses incurred by Secured Party at any time in enforcing or defending Secured Party's Lien and priority in the Collateral, and any other costs and expenses incurred by Secured Party after the occurrence of any Default or Event of Default, with regard to any matters relating to this Agreement or the other Credit Documents.

            "Commercial Tort Claim" As defined in Article 9, and any claim arising in tort with respect to which: (a) the claimant is an organization; or
(b) the claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

            "Commingled Goods" Goods that are physically united with other Goods in such a manner that their identity is lost in a product or mass.

            "Copyright" or "Copyrights" Any copyright protected under any Law, including any original works of authorship, or other Property, or rights comprised therein, that may be entitled to copyright protection under any Law.

            "Core Intellectual Property" Copyrights, Mask Works, Patents, and Trademarks, and all rights relating to any of the foregoing, and all applications, registrations, re-applications, and re-registrations for any of the foregoing, and all amendments, reissues, renewals, or supplementations of, or substitutions or replacements for, any of the foregoing, and including any other rights or interests in any of the foregoing, and including rights to sue for past, present or future violations or infringements of any of the foregoing.

            "Credit Administration Costs" All (a) costs and expenses (including Secured Party's reasonable attorney's fees and expenses) incurred by Secured Party from time to time relating to (i) the negotiation, preparation, modification, supplementation, and review of this Agreement and the other Credit Documents from time to time, and (ii) closing the transactions and other matters contemplated by this Agreement and the other Credit Documents, and (b) Collection Costs.

            "Credit Document" or "Credit Documents" This Agreement, the Purchase Agreement, the Note, and each and every other agreement (of any kind), promissory note, instrument, assignment, guaranty, indemnity, bond, financing statement, certificate, notice, acknowledgment, consent, or other document that evidences, secures, guarantees, insures or otherwise relates directly or indirectly to the Obligations, or that is made to perfect (by control or otherwise) the security interests and other rights of Secured Party in and to the Collateral, or that is made to memorialize or escrow any Collateral, or that is made to induce Secured Party to make or extend the loan(s) or other financial accommodations to or for the account of Debtor, and all amendments, modifications, supplements, extensions and replacements hereof and thereof, from time to time.

            "Default" Any event, occurrence, circumstance, act, or failure to act which, with the giving of notice and/or the passage of time, would become an Event of Default.

            "Deposit Accounts" As defined in Section 2.01.

            "Designated  Location"  or  "Designated  Locations"  As  defined  in
Section 3.06.

            "Documents" As defined in Section 2.01.

            "Documentary Credit" Any "standby" letter of credit (as such term is defined in International Standby Practices 1998, ICC Publication No. 590), any documentary credits (as such term is defined in the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500), and any other arrangement, however named or described, whereby a bank or other Person (the "issuing bank") acting at the request and on the instructions of a customer (the "applicant") or on its own behalf (i) is to make a payment to or to the order of a third party (the "beneficiary"), or is to accept and pay bills of exchange ("drafts") drawn by the beneficiary, or (ii) authorizes another bank or other Person to effect such payment, or to accept and pay such bills of exchange ("drafts"), or (iii) authorizes another bank or other Person to negotiate, against stipulated documents, provided that the terms and conditions of the credit are complied with.

            "Electronic Chattel Paper" As defined in Article 9, and any Chattel Paper evidenced by a Record or Records consisting of information stored in an electronic medium.

            "Equipment" As defined in Section 2.01.

            "Event of Default" An Event of Default set forth in Section 6.01.

            "GAAP" Generally accepted accounting principles in the United States of America as in effect from time to time.

            "General Intangibles" As defined in Section 2.01.

            "Goods" As defined in Article 9, and all things that are movable when a security interest attaches, including (i) fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, (v) manufactured homes, and (vi) any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (A) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (B) by becoming the owner of the Goods, a Person acquires a right to use the program in connection with the Goods.

            "Governmental Authority" Any executive, judicial, legislative or other branch, department, office, commission, board, bureau, agency, unit, or instrumentality of the government of any jurisdiction, including the federal government of the United States and the government of any foreign country, and any state, provincial, county, parish, local or municipal government and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any thereof, and including any central bank or comparable authority or agency. Governmental Authority includes the United States Patent and Trademark Office and the Copyright Office of the Library of Congress.

            "Governmental Collection Collateral" Any Collection Collateral with respect to which the Collection Collateral Debtor is a Governmental Authority.

            "Held Items" As defined in Section 2.01.

            "Include" and "including" Unless otherwise expressly limited herein (and except where used in the context of "does not include" or "not included"), the words "include" and "including" shall be read to mean "include, without limitation," and "including, without limitation," as the case may be.

            "Instruments" As defined in Section 2.01.

            "Intellectual   Property"   Core   Intellectual   Property,    Other
Intellectual Property and Intellectual Property Agreements.

            "Intellectual  Property  Agreements" Any agreements relating to Core
Intellectual Property or any Other Intellectual Property, and including any agreements, rights, options, or licenses to purchase or otherwise acquire or use or benefit from (or to sell or otherwise permit any other Person to acquire or use or benefit from) any Core Intellectual Property or any Other Intellectual Property, and any personal services contracts, employment contracts, confidentiality agreements and similar covenants and agreements, rights under agreements not to compete and similar covenants and agreements, rights to contract expirations or renewals, and rights to insurance policy expirations or renewals, including any amendments, reissues, renewals, or supplementations of, or substitutions or replacements for, any of the foregoing, and including any agreements with employees or former employees relating to any of the foregoing.

            "Inventory" As defined in Section 2.01.

            "Investment Property" As defined in Section 2.01.

            "Investment Property Account" Any Investment Property that is a "securities account" (as "securities account" is defined in Article 8) or a "commodity account" (as "commodity account" is defined in Article 9).

            "Investment Property Account Agreement" With respect to any Investment Property Account, any agreement between Debtor and any securities intermediary or commodity intermediary, as the case may be, relating to such Investment Property Account.

            "Investment Property Account Statement" With respect to any Investment Property Account, any periodic (or other) account statement, report, or correspondence provided to Debtor by any securities intermediary or commodity intermediary with respect to any Investment Property Account.

            "Item of Payment" All checks, drafts, cash, and other remittances of payment of, or on account of, any Accounts, Instruments, Chattel Paper, Documents, Investment Property, or General Intangibles, or received as Proceeds of the sale or lease of any of Debtor's Property or as payment for any services rendered by Debtor to any Person.

            "Law" Any law (including common law), principle, usage, custom, constitution, statute, regulation, ordinance, rule, code, judgment, decision, decree, order (or other directive) of (a) the federal government of the United States (or any branch, department, agency, board, commission, bureau, unit, office, or instrumentality thereof), (b) any state, district, territory, insular possession, county, parish, city, municipal, or local government or jurisdiction of or within the United States (or any branch, department, agency, board, commission, bureau, unit, office or instrumentality thereof), or (c) any national, federal, state, district, provincial, territorial, county, parish, city, municipal, or local government or jurisdiction outside the United States (or any branch, department, agency, board, commission, bureau, unit, office or instrumentality thereof).

            "Lien" Any security interest (including security interest within the definition of "security interest" in the UCC), encumbrance, lien, security agreement, deed of trust, mortgage, grant, pledge, assignment, hypothecation, title retention contract, or other arrangement for security purposes, and including any of the foregoing arising by operation of statute or other law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or nonconsensual, and any financing statement or other similar notice document, whether or not filed, and any agreement to give a financing statement or other similar notice document.

            "Lien Notice" Any instrument, document, agreement, notice, acknowledgment, or consent made by, given to, or filed, recorded, or registered with, any Person, and regardless of whether required by any Law, for the purpose of effecting, perfecting, protecting, continuing, maintaining, registering, or giving notice of any Lien (or the possibility of a Lien and regardless of whether any Lien other than the Lien Notice exists or the effect of the Lien Notice) upon, or to perfect any security interest by taking control of (as the term "control" is used in Article 8 or Article 9, as the case may be), any of Debtor's Property (including any Collateral), or for any precautionary purposes.

            "Lien Proceeding" Any action taken (including self help) or proceeding (judicial or otherwise) commenced by any Person other than Secured Party for the purpose of enforcing or protecting any actual or alleged Lien upon any of the Collateral or any of Debtor's other Property, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral or any of Debtor's other Property.

            "Mask Work" or "Mask Works" Any mask work within the meaning of "mask work" as defined in the Semiconductor Chip Protection Act of 1984, as amended (17 U.S.C.A. ss.901 et seq.), or protected under any other Law.

            "New Location Action" As defined in Section 5.02.

            "Notes" The Convertible Promissory Notes issued pursuant to the Purchase Agreement and all amendments, modifications, supplements, extensions and replacements thereof, from time to time.

            "Obligations" All now existing and hereafter arising obligations, indebtedness, and liabilities of Debtor to Investors of any kind, whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance, and including Debtor's obligations to pay to Investors as and when due all principal, interest, costs and expenses (including all Credit Administration Costs) and fees arising from or relating to loans made, or other credits granted or created, or financial accommodations extended, by Investors to Debtor at any time and in any amount, and including future advances, and including all of Debtor's obligations, indebtedness, and liabilities to Investors for payment or performance under the Credit Documents, and including any other claims or judgments that Investors may have against Debtor for obligations, indebtedness, or liabilities arising under or relating to the Credit Documents, and including any thereof arising before, during, or after the initial or any renewal term of the Credit Documents or after the commencement of any case with respect to Debtor under the United States
Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement and pendency of such case).

            "Obligor" Any Person that (i) owes payment or other performance of any or all of the Obligations, (ii) has provided Property, other than the Collateral, to secure payment or other performance of any or all of the Obligations, or (iii) is otherwise accountable in whole or in part for payment or other performance of any or all of the Obligations. Without limiting the generality of the first sentence of this definition, the term "Obligor" includes any Secondary Obligor.

            "Other  Intellectual  Property"  All forms  and types of  financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, trade secrets, know-how, shop rights, inventions, discoveries, business systems, business forms, business stationery, software, trade dress, brand names, commercial names, fictitious names, brochures, signs, tags, labels, logos, sales materials, advertising materials, marketing materials, promotional materials, shipping materials, pricing materials, customer lists, distributor lists, franchisee lists, franchisor lists, licensee lists, licensor lists, instruction manuals, operation manuals, service manuals, telephone numbers, post office addresses, mailing addresses, e-mail addresses, Internet protocol numerical addresses, domain names, codes, Web sites, permits, authorizations, consents, and approvals, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, and including any other rights or interests in any of the foregoing, and all rights to sue for past, present or future violations or infringements or misappropriation of any of the foregoing, and the goodwill associated with or related to any of the foregoing (and including the goodwill of any business owning or having rights to any of the foregoing).

            "Patent" or "Patents" Any patent issued under any Law for any invention or discovery, and any discovery of a new or useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof, or other Property, that may be entitled to a patent or patent protection under any Law.

            "Payment Intangible" As defined in Article 9, and any General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

            "Permitted Lien" Any of the following: (a) Liens for taxes or assessments or other governmental charges or impositions if such taxes or assessments or other governmental charges or impositions are not yet due and payable, or if such taxes or assessments or other governmental charges or impositions are being contested by appropriate proceedings and (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation, (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party as lessee made in the ordinary course of business, (d) zoning restrictions, easements, licenses, reservations, convenants, conditions or other restrictions on the use of real property, (e) workers', mechanics', artisans', carriers', or warehousemen's Liens arising in the ordinary course of business securing amount not yet due and payable, (f) Liens listed on Schedule 1.03, and (g) any Liens in favor of Secured Party.

            "Person" Any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority, including any receiver, debtor-in-possession, trustee, custodian, conservator, or liquidator.

            "Proceeds" As defined in Section 2.01.

            "Products" As defined in Section 2.01.

            "Promissory Note" Any "promissory note" as defined in Article 9, and any instrument (as defined in Article 9) that evidences a promise to pay a monetary obligation, does not evidence an order to pay, and does not contain an acknowledgment by a Bank that the Bank has received for deposit a sum of money or funds.

            "Property" Any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, including the Collateral.

            "Purchase Agreement" That certain Covertible Promissory Note and Warrant Purchase Agreement as of December 6, 2001 by and between Debtor and Investors, and all exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Purchase Agreement as the same may be in effect at any and all times such reference becomes operative.

            "Receiver" As defined in Section 10.01.

            "Record" and "Records" As defined in Article 9, and, except as used in "for record," "of record," "record or legal title," and "record owner," any information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Secondary Obligor" As defined in Article 9, and any Obligor to the extent that (a) the Obligor's obligation is secondary, or (b) the Obligor has a right of recourse with respect to an obligation secured by Collateral against Debtor, another Obligor, or property of Debtor or another Obligor.

            "Software" As defined in Article 9, and any computer program both in source code and object code form and any supporting information provided in connection with a transaction relating to the program. Software does not include a computer program that is embedded in Goods or any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (ii) by becoming the owner of the Goods, a Person acquires a right to use the program in connection with the Goods.

            "Special Goods" Vehicles, trailers, shipping containers, rolling stock, aircraft, ships, boats, barges and other vessels, broadcasting and other communications equipment, and satellites, and any engines, parts, components, or accessories to any of the foregoing.

            "Supporting Obligation" As defined in Article 9, and any Letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

            "Third Party" A Person other than Debtor or Secured Party.

            "Trademark" or "Trademarks" Any trademark, service mark, collective mark, certification mark, or other distinctive mark, or other Property, that may be entitled to trademark protection under any Law.

            "United States" United States of America.

            "UCC" The New York Uniform Commercial Code, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of a jurisdiction other than New York governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then "UCC" shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

            "Web site" or "Web sites" The interface, functionality, and content, including all text, pictures, sound, graphics, video and other data, and as such materials may be modified from time to time, made available on the World Wide Web and accessible via a particular domain name, including all HTML (hypertext markup language) files, Java files, graphics files, animation files, data files, technology, scripts, and other programming code, both in object code and source code form, the domain name, and all accompanying documentation.

                                   ARTICLE II
                          SECURITY INTEREST; PERFECTION

      SECTION 2.01. Security Interest. To further secure the Obligations, and without limiting the legal operation and effect of any other Credit Document, Debtor hereby collaterally assigns to Secured Party for the benefit of the Investors, and grants Secured Party for the benefit of the Investors a first-priority security interest in and lien upon, all of Debtor's now owned and hereafter acquired, created or arising Property described below, and in each case regardless of where such Property may be located and whether such Property may be in the possession of Debtor, Secured Party, or a Third Party, and, if any of such Property may be held or stored with any Third Party, together with all of Debtor's rights now owned and hereafter acquired, created or arising relating to the storage, withdrawal and retrieval thereof and access thereto (all of which Property described below and all such rights of storage, withdrawal, retrieval and access, in each case both now owned and hereafter acquired, created or arising, being referred to herein as "Collateral"):

            (a) All of Debtor's now owned and hereafter acquired, created or arising (i) "accounts" (as "account" is defined in Article 9), (ii) rights to payment of any monetary obligation, whether or not earned by performance, (A) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (B) for services rendered or to be rendered, (C) for a policy of insurance issued or to be issued, (D) for a secondary obligation incurred or to be incurred, or (E) arising out of the use of a credit or charge card or information contained on or for use with the card, and (iii) rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guaranties or other contracts of suretyship with respect to any of the foregoing property, and all deposits, Letters of Credit, and other security for the obligation of any Account Debtor relating in any way to any of the foregoing property, and all credit and other insurance for any of the foregoing property ("Accounts"); and

            (b) All of Debtor's now owned and hereafter acquired, created or arising (i) "chattel paper" (as "chattel paper" is defined in Article 9) and
(ii) records that evidence both a Monetary Obligation and a security interest in specific Goods, a security interest in specific Goods and software used in the Goods, a security interest in specific Goods and license of software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of software used in the Goods (and if a transaction is evidenced by Records that include an instrument or series of instruments, the group of Records taken together constitutes Chattel Paper) and any thereof evidenced by a Record or Records consisting of information stored in an electronic medium (as used in this clause "Monetary Obligation" means a monetary obligation secured by the Goods or owed under a lease of the Goods and includes a monetary obligation with respect to software used in the Goods); excluding, however, from the definition of Chattel Paper, records that evidence a right to payment arising out of the use of a credit card or information contained on or for use with the card ("Chattel Paper"); and

            (c) All of Debtor's now owned and hereafter acquired, created or arising (i) "deposit accounts" (as "deposit account" is defined in Article 9) and (ii) demand, time, savings, passbook, or similar accounts maintained with any Bank, and all amounts, balances, and contents therein and thereof and all of Debtor's rights under agreements relating thereto ("Deposit Accounts"); and

            (d) All of Debtor's Commercial Tort Claims now or hereafter identified on Schedule 2.01(d) to this Agreement; and

            (e) All of Debtor's now owned and hereafter acquired, created or arising (i) "documents" (as "document" is defined in Article 9), (ii) documents of title (as "document of title" is defined in Section 1-201 of the UCC), and
(iii) receipts of the type described in Section 7-201(2) of the UCC ("Documents"); and

            (f) All of Debtor's now owned and hereafter acquired, created or arising (i) "instruments" (as "instrument" is defined in Article 9), (ii) any negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment, and (iii) Promissory Notes or other instruments or agreements evidencing Debtor's right to payment from any Person or Persons ("Instruments"); and

            (g) All of Debtor's now owned and hereafter acquired, created or arising (i) "investment property" (as "investment property" is defined in Article 9), (ii) securities (as "security" is defined in Article 8), whether certificated or uncertificated, (iii) security entitlements (as "security entitlement" is defined in Article 8), (iv) securities accounts (as

"securities account" is defined in Article 8), (v) commodity contracts (as "commodity contract" is defined in Article 9), and (vi) commodity accounts (as "commodity account" is defined in Article 9) ("Investment Property"); and

            (h) All of Debtor's now owned and hereafter acquired, created or arising Letter-of-credit rights and all of Debtor's now owned and hereafter acquired, created or arising rights to the proceeds of any Documentary Credits; and

            (i) All of Debtor's now owned and hereafter acquired, created or arising "inventory" (as "inventory" is defined in Article 9) ("Inventory"); and

            (j) All of Debtor's now owned and hereafter acquired, created or arising (i) "equipment" (as "equipment" is defined in Article 9) and (ii) other Goods (other than, as to this clause (ii), Inventory), including fixtures and Special Goods, and including all Accessions to such equipment and other Goods ("Equipment"); and

            (k) All of Debtor's now owned and hereafter acquired, created or arising (i) "general intangibles" (as "general intangible" is defined in Article
9) and (ii) personal property, including things in action, other than accounts (as "account" is defined in Article 9), chattel paper (as "chattel paper" is defined in Article 9), commercial tort claims (as "commercial tort claim" is defined in Article 9), deposit accounts (as "deposit account" is defined in
Article 9), documents (as "document" is defined in Article 9), goods (as "goods" are defined in Article 9), instruments (as "instrument" is defined in Article
9), investment property (as "investment property" is defined in Article 9), letter-of-credit rights (as "letter-of-credit right" is defined in Article 9), letters of credit (as "letter of credit" is defined in Article 5), money, and oil, gas, or other minerals before extraction ("General Intangibles"). Without limiting the generality of the preceding sentence, General Intangibles include Debtor's now owned and hereafter acquired, created, or arising Intellectual Property (including, as to any Trademark, and to the extent not otherwise included within the definition of Intellectual Property, the goodwill of the business in which the Trademark is used, or that part of the goodwill of the business connected with the use of and symbolized by the Trademark); and

            (l) All of Debtor's now owned and hereafter acquired, created or arising moneys, securities and other property, now or hereafter held or received by, or in transit to, Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and any balances, sums and credits of Debtor held by Secured Party at any time existing ("Held Items"); and

            (m) All of Debtor's now owned and hereafter acquired, created or arising products of Collateral, including any product or mass that results when any Goods that are Collateral become Commingled Goods ("Products"); and

            (n) All of Debtor's now owned and hereafter acquired, created or arising Records, and books, records, documents, ledger cards, invoices, bills of lading and other shipping evidence, credit files, computer programs, tapes, discs, diskettes, and other data and software storage medium and devices, and other property and general intangibles evidencing or relating to Collateral or any Account Debtor (including any rights of Debtor with respect to the foregoing maintained with or by any other Person) ("Business Records"); and

            (o) All of Debtor's now owned and hereafter acquired, created or arising cash and non-cash proceeds (as "proceeds" is defined in Article 9), and all Property received in respect of any sale, lease, license, exchange, transfer, redemption, or other disposition of any Collateral, and any other thing or item of value paid, received or collected in respect of any Collateral ("Proceeds").

      SECTION 2.02. Collateral in Possession of Third Party. If the Collateral is in the possession of a Third Party, Debtor shall join with Secured Party in notifying such Third Party of Secured Party's security interest in the Collateral, and Debtor shall obtain for Secured Party a written acknowledgement from such Third Party that such Third Party is holding the Collateral for the benefit of Secured Party.

      SECTION 2.03. Perfection by Filing. (a) Promptly upon Secured Party's request from time to time, Debtor shall Authenticate, in recordable form, and deliver to Secured Party any financing statement or other Lien Notice or other document, and cause any Third Party to Authenticate and deliver to Secured Party any other document (including financing statement termination statements), requested by Secured Party to perfect the security interests created under this Agreement and to establish, maintain, and continue the first priority of the security interests created under this Agreement.

            (b) Debtor hereby appoints Secured Party as Debtor's attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to Authenticate in the name of Debtor, and to transmit to, or file, record, or register with, any Person, and at any time, any Lien Notice that Secured Party may deem necessary or advisable for the purpose of creating, enforcing, defending, protecting, perfecting, continuing, or maintaining any security interest, or the perfection or priority of any security interest, created under this Agreement.

            (c) Secured Party shall not be required to obtain Debtor's consent or authorization for Secured Party to file, and Secured Party shall be entitled to file, with or without Authentication by Debtor (or by Secured Party as Debtor's attorney-in-fact), any financing statement, amendment, or other Record that Secured Party may be authorized to file in accordance with the terms of
Article 9, including any financing statement, amendment, or other Record that Secured Party may be authorized to file based on Debtor having Authenticated this Agreement or based on Debtor having Authenticated any other security agreement.

            (d) Any financing statement or other Record filed to perfect the security interests evidenced by this Agreement may, at Secured Party's option, describe or indicate the Collateral in the manner that the Collateral is described in this Agreement, or as all assets of Debtor, or as all personal property of Debtor, or by any other description or indication of the Collateral that may be sufficient for a financing statement under Article 9.

            (e) If prior to Debtor's Authentication of this Agreement, Secured Party shall have filed in any jurisdiction, or with any Governmental Authority, any financing statement, amendment, or other Record describing or indicating the Collateral, or containing a description or indication of all assets of Debtor or all personal property of Debtor, or containing any other description or indication of the Collateral, but which financing statement, amendment, or other Record was not authorized by Debtor, Debtor, by Authenticating this Agreement, irrevocably (i) authorizes, ratifies, confirms, and adopts (A) each such previously filed financing statement, amendment or other Record, and (B) the filing of each such previously filed financing statement, amendment, or other Record, and (ii) agrees that each such previously filed financing statement, amendment, or other Record is valid and effective as though it had been authorized by Debtor and filed with Debtor's authorization.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Debtor makes the following representations and warranties to Secured Party, which shall each be continuing and in effect at all times, and Secured Party shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to Secured Party or any of Secured Party's directors, officers, employees, agents, attorneys or other advisors:

      SECTION 3.01. Debtor's Name and Identification Number. The name of Debtor set forth on the first page and the signature page of this Agreement is Debtor's correct and complete legal name. The street address for Debtor in this Agreement is Debtor's mailing address, the facsimile number for Debtor set forth in this Agreement is Debtor's facsimile number, and the e-mail address set forth in this Agreement is Debtor's e-mail address. Debtor has not within the five (5) years immediately preceding the date of this Agreement changed Debtor's name or used any other name, or purchased any assets other than assets purchased from a vendor in the ordinary course of such vendor's business, or merged with or consolidated with any other Person. Secured Party acknowledges that Debtor was formed by the acquisition by Video Stream, Inc., a Canadian corporation, of a controlling interest in Triple "D" Court, a Wyoming corporation. The surviving Wyoming corporation adopted the name Video Stream International, Inc., and subsequently redomesticated in Delaware under the name TeraGlobal Communications Corp.

      SECTION 3.02. Organization, Power. Debtor is an organization. Debtor (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction in which Debtor is incorporated, (b) has the corporate power and authority to own Debtor's properties and assets and to carry on Debtor's business as now conducted, (c) has the corporate power and authority to Authenticate, deliver and perform this Agreement and the other Credit Documents and each agreement or instrument contemplated thereby to which Debtor is or will be a party, and (d) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a materially adverse effect on Debtor's business, properties, operations, prospects or condition, financial or otherwise, and would not impair Debtor's ability to perform Debtor's obligations under or in connection with the

Credit Documents. The jurisdiction in which Debtor is incorporated (i) maintains a public record showing the incorporation, organization, or formation of Debtor and (ii) is either the United States or a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or a territory or insular possession subject to the jurisdiction of the United States.

      SECTION 3.03. Authorization. The Obligations, and the Authentication, delivery and performance of this Agreement and the other Credit Documents have been duly authorized by all requisite corporate action on the part of Debtor and will not (a) contravene any provision of Law, any order of any court or other agency of government, or (b) contravene the Certificate of Incorporation or By-laws of Debtor, or (c) contravene, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time or both) a default under, any indenture, agreement or other instrument binding upon Debtor or any of Debtor's Property, or (d) result in the creation or imposition of any Lien upon the property or assets of Debtor, except pursuant to this Agreement or any other Credit Document.

      SECTION 3.04. Lien Notices. Schedule 3.04 contains a true, accurate and complete list of each jurisdiction in which Debtor (or any Person with whom Debtor has merged or consolidated or any Person from whom Debtor purchased assets (other than assets purchased from a vendor in the ordinary course of such vendor's business)) has had a place of business, or conducted business, or owned or stored Property, within the five (5) years immediately preceding the date of this Agreement.

      SECTION 3.05. Ownership of Property; Priority of Security Interest. (a) Debtor owns and has good and marketable title to all of the Property occupied, used, consumed, sold, licensed, or leased in Debtor's business, and all other assets that Debtor represents as being owned by Debtor, including any assets listed or referred to in any financial statements, schedules, listings, reports, or other documents submitted to Secured Party at any time.

            (b) Debtor's Property is subject to no Liens other than Permitted Liens.

            (c) Secured Party's security interest in the Collateral is a first priority perfected security interest, subject to no Liens other than Permitted Liens.

            (d) Except as listed on Schedule 1.03 (and excluding this Agreement and any other security agreement, pledge agreement, hypothecation agreement, collateral assignment, mortgage, deed of trust, indenture, or other agreement that creates a Lien for the benefit of Secured Party), Debtor is not a party to, or otherwise bound by the terms of, and none of Debtor's Property is subject to or otherwise bound by the terms of, any security agreement, pledge agreement, hypothecation agreement, collateral assignment, mortgage, deed of trust, indenture, or other agreement that creates (or purports to create) a Lien in any Property.

      SECTION 3.06. Location of Collateral. The Collateral is located at the locations listed on Schedule 3.06 (which schedule contains a true, accurate and complete list and description of all of Debtor's places of business) (the "Designated Locations"). Debtor's chief executive office is located at 9171 Towne Centre Drive, Suite 600, San Diego, CA 92122. Except as listed on

Schedule 3.06, no Third Party is in possession or custody of any of Debtor's Property. If any Third Party is in possession or custody of any of Debtor's Property, each Bailment Agreement between Debtor and such Third Party relating to such Property is listed on Schedule 3.06 and Debtor has delivered to Secured Party a true, accurate, and complete copy of each such Bailment Agreement. The Bailment Agreements listed on Schedule 3.06 are in full force and effect in accordance with their terms, have not been amended (except as disclosed on Schedule 3.06), are not in dispute, and are the only Bailment Agreements to which Debtor is a party or otherwise bound.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

      Debtor covenants and agrees to the following:

      SECTION 4.01. Method of Application of Payment; Purchase-Money Security Interests. If the extent to which a security interest is a purchase-money security interest (within the meaning of "purchase-money security interest" under Section 9-103 of Article 9) depends on the application of a payment to a particular obligation, the payment shall be applied first to Debtor's obligations to Secured Party that are not secured, and second, if more than one obligation of Debtor to Secured Party is secured, the payment shall be applied to obligations secured by purchase-money security interests in the order in which those obligations were incurred.

      SECTION 4.02. Inventory and Equipment. (a) Debtor shall store and maintain all Inventory in good and marketable condition, casualty losses excepted. Debtor shall maintain all Equipment in good repair and condition, normal wear and tear and casualty losses excepted, and shall provide all maintenance and service and make all repairs and replacements as necessary for such purposes.

            (b) At Debtor's own expense, Debtor shall obtain and maintain all-risk insurance covering the Inventory and Equipment for full replacement value of the Inventory and Equipment. All insurance for loss or damage shall provide that losses, if any, shall be payable to Secured Party, and such policies shall contain, or such insurers shall otherwise provide to Secured Party, waivers of subrogation in favor of Secured Party in form and substance satisfactory to Secured Party. Debtor shall pay the premiums for all insurance and deliver to Secured Party certificates of insurance or other evidence satisfactory to Secured Party of such insurance coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by such insurer, or by independent instrument furnished to Secured Party, that: (i) such insurer will give Secured Party thirty (30) days' prior written notice of the effective date of any reduction in coverage or material alteration or cancellation of such policy; and (ii) the coverage of Secured Party shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Debtor of any warranties, declarations or conditions of such insurance policy or policies. The proceeds of such insurance payable as a result of loss of or damage to Collateral shall be applied, at Secured Party's option in Secured Party's discretion, (a) toward the replacement, restoration or repair of the Collateral which may be lost, stolen, destroyed or damaged, or (b) toward payment of the Obligations. Debtor irrevocably appoints Secured Party as Debtor's attorney-in-fact to make claim for, receive payment of, and Authenticate and indorse all documents, checks or drafts and other Items of Payment received in payment for loss or damage under any of said insurance policies, and any such payments received by Debtor shall be held in trust for the benefit of Secured Party until delivered to Secured Party and shall be promptly delivered by Debtor to Secured Party in the form received, but with any necessary indorsements.

      SECTION 4.03. Governmental Collateral. If at any time the Collateral includes Governmental Collection Collateral, Debtor shall give Secured Party prompt written notice identifying the Governmental Collection Collateral and the Governmental Authority that is the Collection Collateral Debtor, and promptly upon Secured Party's request from time to time, Debtor shall Authenticate and deliver to Secured Party such Lien Notices and other documents as Secured Party may deem necessary or advisable to protect Secured Party's security interest in the Governmental Collection Collateral and to provide for all payments on the Governmental Collection Collateral to be made directly to Secured Party.

      SECTION 4.04. Chattel Paper. (a) Debtor shall mark or stamp the first page and the signature page of all Chattel Paper with a legend clearly and conspicuously stating that the Chattel Paper is subject to a continuing security interest in favor of Secured Party. Promptly upon Secured Party's request from time to time, and at the sole cost and expense of Debtor, and without limiting the effect of any other provision of this Agreement or any other Credit
Document, Debtor shall deliver to Secured Party such Chattel Paper, and Authenticate and deliver to Secured Party such assignments of Chattel Paper and related indorsements of Chattel Paper as Secured Party may request, and shall cause the makers of the Chattel Paper to deliver to Secured Party such acknowledgments of the assignments of Chattel Paper and the status of the obligations evidenced by the Chattel Paper as Secured Party may request.

            (b) Clause (a) of this Section does not apply to Electronic Chattel Paper while Secured Party has control (within the meaning of Section 9-105 of Article 9) of such Electronic Chattel Paper.

      SECTION 4.05. Intellectual Property. Debtor shall at all times, and at Debtor's sole expense, preserve and maintain, and defend against any misuse, abandonment or infringement of, Debtor's Intellectual Property.

      SECTION 4.06 Collateral Reports. Promptly upon Secured Party's request from time to time, Debtor shall provide Secured Party with such reports and other information regarding the Collateral as Secured Party may reasonably request.

      SECTION 4.07. Records; Access. Debtor shall at all times keep and maintain complete and accurate Collateral Records concerning all Collateral in form and detail satisfactory to Secured Party. Secured Party shall have unrestricted access to all of Debtor's places of business during normal business hours and after notice to Debtor, or at any time and without notice to Debtor after the occurrence of a Default, for the purpose of (i) inspecting, verifying, and auditing the Collateral and all Collateral Records, (ii) making copies of such Collateral Records, and (iii) making copies of such evidences of Collateral as may be copied, and Debtor shall promptly furnish to Secured Party such copies thereof as Secured Party may request.

      SECTION 4.08. Schedules. Debtor shall give Secured Party prompt written notice of each event or fact (or change of fact) or circumstance (or change of circumstance) that would require the revision of one or more Schedules to this Agreement in order to cause such Schedule or Schedules (and any corresponding representations or warranties) to be, and to continue to be, true, accurate and complete at all times, and Debtor shall give to Secured Party, with such written notice, a copy of Debtor's proposed revised Schedule or Schedules relating to the event or fact (or change of fact) or circumstances (or change of circumstance) referred to in such written notice. Compliance with the requirements of this Section shall not be construed as curing or waiving any Default or Event of Default, and shall not be construed as satisfying any other express reporting requirements of this Agreement (or any other Credit Document).

      SECTION 4.09. Taxes, Assessments, Charges, and Other Impositions. Debtor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on Debtor, or on the Collateral, relating to the ownership or use of the Collateral, or relating to any sale, lease, license or other disposition of the Collateral; provided, however, Debtor shall not be required to pay or discharge, or to cause to be paid or discharged, any such tax, assessment, charge, or other imposition so long as (a) the validity of such tax, assessment, charge or other imposition is being contested in good faith by Debtor by appropriate proceedings, (b) no Default or Event of Default shall have occurred,
(c) Debtor shall have set aside on Debtor's books adequate reserves with respect to each tax, assessment, charge, or other imposition being so contested, and (d) the failure to pay and discharge such tax, assessment, charge, or other disposition does not create or result in a Lien on, or impair the value of, any Collateral. Promptly upon Secured Party's request from time to time, Debtor shall provide to Secured Party receipts and other evidences of compliance with the provisions of the preceding sentence.

      SECTION 4.10. Notice of Lien Proceeding. Debtor shall give Secured Party immediate written notice of (a) the threat by any Person to commence any Lien Proceeding, and (b) the commencement of any Lien Proceeding.

      SECTION 4.11. Notice of Default. Debtor shall give Secured Party immediate written notice of any Default.

                                    ARTICLE V
                               NEGATIVE COVENANTS

      Debtor covenants and agrees to the following:

      SECTION 5.01. Identity. Debtor shall not change Debtor's name. Debtor shall not organize under the laws of another jurisdiction.

      SECTION 5.02. Designated Locations. Debtor shall not (a) change the location of any place of business or open any new place of business, (b) change the location of Debtor's chief executive office, or (c) stock, display, store or use any Collateral at any locations other than the locations described on
Schedule 3.06 (each such change, action or event is referred to herein as a "New Location Action"), without Secured Party's prior written consent, which consent, prior to the occurrence of a Default, shall not be unreasonably withheld so long as such New Location Action shall not have an adverse effect on Secured Party's Lien and priority in the Collateral, as determined in Secured Party's discretion, and all step required to protect the security interests granted hereby are taken.

      SECTION 5.03. Bailments. Debtor shall not store any Collateral with, or give possession or control of any Collateral to, any holder, bailee, warehouseman or other Person, or enter into, modify, terminate, or supplement any Bailment Agreement, without Secured Party's prior written consent.

      SECTION 5.04. Sale, Assignment, Transfer, Factor, Other Dispositions. Debtor shall not sell, assign, transfer, factor, or otherwise dispose of any Collateral or any other Property of Debtor, except that Debtor may sell (i) Inventory in the ordinary course of Debtor's business, and (ii) Equipment that is obsolete and no longer useful in Debtor's business, which sales of Equipment shall be for fair consideration.

      SECTION 5.05. Abandonment, Destruction. Debtor shall not abandon or destroy any Collateral or any other Property of Debtor.

      SECTION 5.06. Accessions. Goods that are Collateral shall not become Accessions to Goods that are not Collateral. Goods that are not Collateral shall not become Accessions to Goods that are Collateral.

      SECTION 5.07. Liens. Debtor shall not create, incur, assume or suffer to exist any Liens upon any Property of Debtor other than Permitted Liens.

      SECTION 5.08. Lien Proceedings. Debtor shall not enter into or suffer to exist any agreement that would entitle any Third Party, to commence or prosecute any Lien Proceedings under any circumstances. Debtor shall not assist or cooperate (or reach any accommodation in the nature of a forbearance agreement) with any Third Party, in or relating to any Lien Proceeding.

                                   ARTICLE VI
                                    DEFAULTS

      SECTION 6.01. Events of Default. Each of the following events or circumstances shall be an Event of Default under this Agreement:

            (a) if any confirmation, representation or warranty made by Debtor in this Agreement, or any confirmation, representation or warranty made by Debtor, Obligor, or any other Person in any other Credit Document, is false or is breached in any material respect; or

            (b) if any written statement (including financial statements and tax returns) of Debtor or any Obligor, or any other report, certificate, or information, provided to Secured Party by or on behalf of Debtor or any Obligor, as a part of any credit application or as a condition of the Credit Documents or the Obligations or to otherwise induce Secured Party to take, or refrain from taking, any action, is false, misleading, or incomplete in any material respect; or

            (c) if Debtor shall breach or otherwise fail to fulfill any covenant or agreement of Debtor in this Agreement; or if Debtor or any Obligor or any other Person shall breach, fail to fulfill, or otherwise default under any other Credit Document (and not cure such breach, failure or default within any applicable cure period set forth in such Credit Document) or any Obligations not evidenced by a Credit Document, or if any Event of Default shall occur under the Purchase Agreement or the Note; or

            (d) if Debtor or any Obligor shall default in any payment of any indebtedness to any Person (other than the Obligations), or shall breach any other terms, representations, warranties, covenants, conditions, or other provisions applicable to any such indebtedness to any Person (other than the Obligations) if the occurrence of any such breach would entitle the holder of such indebtedness to accelerate such indebtedness or exercise any other remedies, and if there is a cure period applicable to any such breach or default, such breach or default shall not have been cured within the cure period applicable thereto; or

            (e) the commencement of any Lien Proceeding or other proceedings against, or the seizure, repossession or other taking possession of, any Collateral or any rights therein by any Person by any action or means, including condemnation, forfeiture, foreclosure, seizure, levy, distraint, replevin or self-help, or the existence of any Lien (other than any Permitted Lien) upon any Collateral; or

            (f) if Debtor or any Obligor shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

            (g) if an involuntary case or other proceeding shall be commenced against Debtor or any Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against Debtor or any Obligor under the federal bankruptcy laws as now or hereafter in effect; or

            (h) the dissolution, merger, liquidation or consolidation of Debtor or any Obligor that is not a natural person, or the sale or transfer or other disposition of substantially all of the assets of Debtor or any Obligor to any Person; or

            (i) the commencement of litigation, mediation, arbitration, or other dispute resolution proceedings involving Debtor or any Obligor with regard to claims or allegations which, if resolved adversely to Debtor or Obligor, as the case may be, could have a material adverse effect on the financial or operating condition of Debtor or Obligor or the Collateral or Secured Party's rights with respect to the Collateral, as determined by Secured Party in Secured Party's sole discretion; or

            (j) the occurrence of a material adverse change in the financial or operating condition of Debtor or any Obligor after the date of this Agreement, as determined by Secured Party in Secured Party's sole discretion; or

            (l) the occurrence of any event or circumstance that impairs, or may impair, the value of the Collateral, or Secured Party's security interest in the Collateral, or the perfection of Secured Party's security interest in the Collateral, or the priority of Secured Party's security interest in the Collateral, or the enforceability of any Credit Document against Debtor or any Obligor or any other Person, as determined by Secured Party in Secured Party's sole discretion.

                                   ARTICLE VII
                           ACCELERATION OF OBLIGATIONS

      SECTION 7.01. Acceleration. Upon the occurrence of any Event of Default, Secured Party may, at Secured Party's option and in Secured Party's sole discretion, and without prior notice to or demand upon Debtor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable by Debtor to Secured Party. Notwithstanding the foregoing, immediately upon any Event of Default within the scope of Section 6.01(g) or Section 6.01(h), and without notice to or demand upon Debtor or any action by Secured Party, the Obligations shall be accelerated and all Obligations shall be immediately due and payable by Debtor to Secured Party. Nothing in this Agreement shall be construed as modifying or limiting, or as prohibiting or restricting Secured Party from exercising, any right to demand immediate payment of any Obligations payable on demand (or then due and payable) in accordance with the terms of any other Credit Document.

                                  ARTICLE VIII
                        ENFORCEMENT OF SECURITY INTEREST

      SECTION 8.01. Right to Enforce Claim; Secured Party in Possession or Control.

            (a) After the occurrence of a Default or an Event of Default, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Credit Documents, or under common or statutory law, Secured Party may reduce a claim to judgment, foreclose, or otherwise enforce the claim, security interest, or agricultural lien by any available judicial procedure, and if the Collateral is Documents, Secured Party may proceed either as to the Documents or as to the Goods the Documents cover.

            (b) If Secured Party has possession of Collateral (i) reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use, or operation of the Collateral are chargeable to Debtor and are secured by the Collateral, (ii) the risk of accidental loss or damage is upon Debtor to the extent of a deficiency in any effective insurance coverage, (iii) Secured Party shall keep the Collateral identifiable, but fungible Collateral may be commingled, and (iv) Secured Party may use or operate the Collateral (A) for the purpose of preserving the Collateral or its value, or (B) as permitted by an order of a court having competent jurisdiction, or (C) for the purpose of transporting the Collateral, or (D) for the purposes of demonstrating the use or operation of the Collateral.

            (c) If Secured Party has possession of Collateral or control of Collateral that is Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-credit rights, then Secured Party (i) may hold as additional security any Proceeds, except money or funds, received from the Collateral, (ii) shall apply money or funds received from the Collateral to reduce the Obligations unless remitted to Debtor, and (iii) may create a security interest in the Collateral.

            (d) If Secured Party has possession of Collateral that is Chattel Paper or an Instrument, then as to any such Chattel Paper or Instrument, Secured Party shall not be obligated to take any necessary steps to preserve rights against prior parties.

      SECTION 8.02. Collection and Enforcement. At any time, Secured Party may:

            (a)  notify  any  Collection   Collateral  Debtor  or  other  Person
obligated on Collateral to make payment or otherwise render performance to or for the benefit of Secured Party;

            (b) take any  Proceeds  to which  Secured  Party is  entitled  under
Section 9-315 of Article 9;

            (c) enforce the obligations of any Collection Collateral Debtor or other Person obligated on Collateral and exercise the rights of Debtor with respect to the obligations of the Collection Collateral Debtor or other Person obligated on Collateral to make payment or otherwise render performance to Debtor, and with respect to any property that secures the obligations of the Collection Collateral Debtor or other Person obligated on the Collateral;

            (d) if Secured Party is a Bank and holds a security interest in a Deposit Account maintained with Secured Party, apply the balance of the Deposit Account to the obligation secured by the Deposit Account; and

            (e) if Secured Party holds a security interest in a Deposit Account perfected by control pursuant to an agreement among Debtor, Secured Party and the Bank with which the Deposit Account is maintained, or if Secured Party becomes the Bank's customer with respect to the Deposit Account, instruct the Bank with which the Deposit Account is maintained to pay the balance of the Deposit Account to or for the benefit of Secured Party.

      SECTION 8.03. Application of Proceeds of Collection or Enforcement. (a) Secured Party shall apply or pay over for application the cash Proceeds of collection of Collateral, or enforcement of the obligations of a Collection Collateral Debtor, in the following order to:

                  (1) the reasonable expenses of collection and enforcement and the reasonable attorney's fees and legal expenses incurred by Secured Party;

                  (2) the satisfaction of obligations secured by the security interest or agricultural lien under which the collection or enforcement is made; and

                  (3) the satisfaction of obligations secured by any subordinate security interest in or other lien on the Collateral subject to the security interest or agricultural lien under which the collection or enforcement is made if Secured Party receives an Authenticated demand for Proceeds before distribution of the Proceeds is completed.

            (b) Secured Party need not apply or pay over for application non-cash Proceeds of collection and enforcement unless the failure to do so would be commercially unreasonable.

            (c) Secured Party shall account to and pay Debtor for any surplus and any Obligor is liable for any deficiency.

      SECTION 8.04. Possession of Collateral. (a) At any time, Secured Party may require Debtor to assemble the Collateral and make the Collateral available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. If Secured Party requires Debtor to assemble the Collateral and make the Collateral available to Secured Party, as described in the preceding sentence, Debtor shall do so promptly, and in any event within three (3) days after Secured Party gives Debtor a notice requesting Debtor to assemble the Collateral and make the Collateral available to Secured Party at the place designated by Secured Party.

            (b) After the occurrence of a Default or an Event of Default, Secured Party may, pursuant to judicial process, or without judicial process if Secured Party proceeds without breach of peace, (1) take possession of the Collateral and, (2) without removal, render Equipment unusable and dispose of Collateral on Debtor's premises in accordance with Section 8.05.

      SECTION 8.05. Disposition of Collateral. (a) After the occurrence of a Default or an Event of Default, Secured Party may sell, lease, license, or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing.

            (b) Secured Party may dispose of Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms.

            (c)  Secured  Party  may  purchase   Collateral   (1)  at  a  public
disposition or (2) if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations, at a private disposition.

            (d) Prior to a disposition of Collateral, Secured Party shall give Debtor, and any other parties required to receive notice under Article 9, notification as required under Article 9 before a sale, lease, license, or other disposition of Collateral.

      SECTION 8.06. Application of Proceeds of Disposition of Collateral. (a) Secured Party shall apply or pay over for application the cash Proceeds of disposition of Collateral in the following order:

                  (1) the reasonable expenses of retaking, holding, preparing for disposition, processing, and disposing, and reasonable attorney's fees and legal expenses incurred by Secured Party;

                  (2) the satisfaction of obligations secured by the security interest or agricultural lien under which the disposition is made; and

                  (3) the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Collateral if:

                        (A) Secured Party receives from the holder of the subordinate security interest or other lien an Authenticated demand for Proceeds before distribution of the Proceeds is completed;

                        (B) in a case in which a consignor has an interest in the Collateral, the subordinated security interest or other lien is senior to the interest of the consignor; and

                  (4) a secured party that is a consignor of the Collateral if Secured Party receives from the consignor an Authenticated demand for Proceeds before distribution of the Proceeds is completed.

            (b) Secured Party need not apply or pay over for application non-cash Proceeds of disposition unless the failure to do so would be commercially unreasonable.

            (c) Unless Secured Party is required to apply or pay over cash Proceeds to a consignor under subsection (a)(4) of this Section, Secured Party shall account to and pay Debtor for any surplus, and any Obligor is liable for any deficiency.

      SECTION 8.07. Additional Provisions Regarding Sales and Other Dispositions. In the event that Secured Party shall sell or otherwise dispose of the Collateral, or any part thereof, the following additional provisions shall be applicable to such sale or other disposition:

            (a) Such sale or other disposition may be at public or private sale (or at any broker's board or on any securities exchange) for cash, upon credit or for future delivery as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale (if Secured Party deems it advisable to do so with regard to any type or item of Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own use (or for their own account for investment, as applicable) and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Debtor, and Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall give Debtor at least ten (10) days' written notice (which Debtor agrees is reasonable notice) of Secured Party's intention to make any sale of Collateral owned by Debtor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice of such sale, and Secured Party shall not be obligated to make any sale of any Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice to Debtor or anyone else, be made at the time and place to which the same was so adjourned.

            (b) In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such of the Collateral may be sold again upon notice to Debtor as set forth in this Section.

            (c) At any public sale, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Debtor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from Debtor as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Debtor therefor.

            (d) For purposes of any sale of Collateral in accordance with this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. Secured Party shall be free to carry out such sale pursuant to such agreement, and Debtor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full.

            (e) Upon any sale of Collateral by Secured Party (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE IX
                      LICENSE TO USE INTELLECTUAL PROPERTY

      SECTION 9.01. License. (a) Debtor agrees that Secured Party and any Receiver, and any designee of Secured Party or any Receiver, each shall have, and each is hereby granted, an irrevocable, royalty-free, perpetual, and worldwide license to reproduce, distribute, publicly perform, publicly display, create derivative works of, make, have made, sell, offer to sell, or otherwise use (including the right to sublicense) Debtor's Intellectual Property (and including Debtor's rights to any Intellectual Property to the extent that the license granted in this Section would not violate the rights granted to Debtor), including, as to any Trademark, the goodwill of Debtor's business in which the Trademark is used, or that part of the goodwill of Debtor's business connected with the use of and symbolized by the Trademark, in and in connection with (i) collecting Collateral, (ii) manufacturing, completing, and repairing Collateral,
(iii) marketing,  selling, leasing,  licensing, or disposing of Collateral,  and
(iv) exercising Secured Party's rights and remedies under this Agreement (or otherwise) relating to Collateral.

            (b) Debtor shall  indemnify and hold harmless  Secured Party and any
Receiver, and their designees, shareholders, directors, officers, employees, agents, attorneys, accountants, and other advisors, from and against (i) any and all claims (including claims for royalties and/or money damages and/or claims for injunctive relief), liabilities, damages, royalties, and penalties of any Person arising from or relating to the license granted to Secured Party in this Section (or arising from or relating to Secured Party's use of the license granted in this Section), and (ii) Secured Party's costs and expenses (including attorney's fees) incurred by Secured Party to defend against any such claims, liabilities, damages, royalties, and penalties. Debtor's indemnity and hold harmless obligations provided in this Section shall survive the payment and satisfaction of the Obligations, the termination of the security interests created under this Agreement, and the termination of any other provisions of this Agreement.

                                    ARTICLE X
                             APPOINTMENT OF RECEIVER

      SECTION 10.01. Appointment of a Receiver. If an Event of Default shall occur, Secured Party shall be entitled as a matter of right and to the extent permitted by law, without notice to Debtor, and without regard to the adequacy of security, to the immediate ex parte appointment of a receiver, trustee, custodian, liquidator or similar fiduciary (each referred to herein as a "Receiver") by a court of competent jurisdiction in order to carry out all rights and remedies available to Secured Party upon such Event of Default, and to manage, protect and preserve the Collateral and continue to operate or liquidate Debtor's business and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, custodianship or similar appointment, including compensation of the Receiver, and to the payment of the Obligations secured by this Agreement, and to the payment of such other claims and expenses as may appear appropriate. If Secured Party shall apply for the appointment of, or the taking of possession by, a Receiver of Debtor, to hold or operate or liquidate all or any substantial part of the properties or assets of Debtor, Debtor hereby consents to any such appointment and taking of possession. Debtor shall deliver to any Receiver so appointed upon Secured Party's request all original Records, Collateral Records, and any other records, books, and other information regarding the operations of Debtor's business. Any Receiver so appointed shall have the right to exclude, and prevent the access and entry of, Debtor and any of Debtor's affiliates, shareholders, directors, officers, employees, contractors, agents and advisors to and from any Collateral, Designated Location(s), or other property.

                                   ARTICLE XI
                                POWER OF ATTORNEY

      SECTION 11.01. Power of Attorney; Collections by Secured Party. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of Debtor or in the name of Secured Party or otherwise, for the use and benefit of Secured Party, but at the cost and expense of Debtor, and with or without notice to Debtor: (i) notify the Collection Collateral Debtors and insurers to make payments directly to Secured Party, and to take control of the cash and non-cash Proceeds of any Collateral or insurance; (ii) renew, extend or compromise any of the Collateral or deal with the same as Secured Party may deem advisable; (iii) release, exchange, substitute, or surrender all or any part of the Collateral; (iv) remove from Debtor's places of business all Collateral Records without cost or expense to Secured Party;

(v) make such use of Debtor's places of business as may be reasonably necessary to administer, control and collect the Collateral; (vi) repair, alter or supply Goods, if any, necessary to fulfill in whole or in part the purchase order or similar order of any Account Debtor; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Collateral;
(viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of Debtor upon any Item of Payment relating to the Collateral or upon any proof of claim in bankruptcy against any Collection Collateral Debtor; (xi) institute and prosecute legal and equitable proceedings to reclaim any of the Goods sold to any Account Debtor obligated on an Account at a time when such Account Debtor was insolvent; and (xii) receive and open all mail addressed to Debtor and notify the postal authorities to change the address for the delivery of mail to Debtor to such address as Secured Party may designate. Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred. NONE OF SECURED PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO DEBTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE XII
                               GENERAL PROVISIONS

      SECTION 12.01. Remedies Cumulative. Upon the occurrence of any Event of Default, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Credit Document, Secured Party may exercise any one or more of its rights and remedies under common or statutory law. No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Debtor or any other Obligor or other Person and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have and may be exercised simultaneously. No notice to or demand on Debtor in any case shall entitle Debtor or any other Obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

      SECTION 12.02. Secured Party's Rights to Release Obligors; etc. Secured Party may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by Secured Party to the satisfaction of such Obligations or other indebtedness, all without prejudice to any of Secured Party's rights under this Agreement.

      SECTION 12.03. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile, or by hand delivery, or by electronic transmission (that is, "e-mail"), or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to Secured Party or Debtor at the appropriate address set forth below or to such other address as may be hereafter specified by written notice given by Secured Party or Debtor. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the facsimile transmission without error, or the date of hand delivery, or the date of delivery to the recipient's computer, or one (1) business day after delivery to a nationally recognized overnight delivery service, or three (3) business days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon Debtor in fact received by Debtor shall be sufficient notice or demand.

      If to Secured Party:     Waller Sutton 2000, L.P.
                               500 W. Putnam Ave., 3rd Floor
                               Greenwhich, CT  06830
                               Attn:  Jim Crabtree
                               Facsimile No.: ____________
                               E-mail Address:  ___________

      If to Debtor:            TeraGlobal Communications Corp.
                               9171 Towne Centre Drive, Suite 600
                               San Diego, CA 92122
                               Attn:  Robert E. Randall, Chief Executive Officer
                               Facsimile No.: (858) 404-5555
                               E-mail Address:  ___________

      SECTION 12.04. Term. The term of this Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon Debtor until all Obligations of Debtor to Secured Party shall have been fully paid and satisfied and Secured Party shall have given Debtor written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of other provisions of this Agreement or survive the termination of the security interest created under this Agreement). Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Debtor or any substantial part of Debtor's assets, or otherwise, all as though such payments had not been made.

      SECTION 12.05. Further Assurances. Debtor shall Authenticate and deliver to Secured Party such further assurances and take such other actions as Secured Party may from time to time request to further the intent and purpose of this Agreement and to maintain and protect the rights and remedies intended to be created in favor of Secured Party under this Agreement.

      SECTION 12.06. Amendments, Waivers and Consents; Successors and Assigns. Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, change, waiver, discharge, termination or consent is in writing and Authenticated by Secured Party. This Agreement shall inure to the benefit of the Investors, and the Investors' successors and assigns, and shall be binding upon Debtor's successors and (subject to the immediately following sentence) assigns. This Agreement may not be assigned by Debtor without the prior written consent of Secured Party on behalf of the Investors.

      SECTION 12.07. Entire Agreement. This Agreement and any Credit Documents Authenticated with this Agreement are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to Debtor which relates in any way to the matters expressed in this Agreement and in any other Credit Document Authenticated with this Agreement, other than what is expressly stated herein and in such Credit Documents.

      SECTION 12.08. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      SECTION 12.09. Governing Law. This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the laws of the State of New York (excluding New York conflict of laws rules), including all matters of construction, validity and performance, regardless of the location of the Collateral, excepting, however, that the Uniform Commercial Code (or decisional law) of a jurisdiction other than New York may provide the method of perfection, the effect of perfection or non-perfection, or the priority of liens and security interests created under this Agreement.

      SECTION 12.10. JURISDICTION; VENUE; SERVICE. DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, IF A BASIS FOR FEDERAL JURISDICTION EXISTS, THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK. DEBTOR AGREES THAT VENUE SHALL BE PROPER IN ANY CIRCUIT COURT OF THE STATE OF NEW YORK SELECTED BY SECURED PARTY OR, IF A BASIS FOR

FEDERAL JURISDICTION EXISTS, IN ANY DIVISION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. DEBTOR WAIVES ANY RIGHT TO OBJECT TO THE MAINTENANCE OF ANY SUIT OR CLAIM IN ANY OF THE STATE OR FEDERAL COURTS OF THE STATE OF NEW YORK ON THE BASIS OF IMPROPER VENUE OR INCONVENIENCE OF FORUM. ANY SUIT OR CLAIM BROUGHT BY DEBTOR AGAINST SECURED PARTY THAT IS BASED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, ON THIS AGREEMENT OR ANY MATTERS RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, SHALL BE BROUGHT IN A COURT ONLY IN THE STATE OF NEW YORK. DEBTOR SHALL NOT FILE ANY COUNTERCLAIM AGAINST SECURED PARTY IN ANY SUIT OR CLAIM BROUGHT BY SECURED PARTY AGAINST DEBTOR IN A
JURISDICTION OUTSIDE OF THE STATE OF NEW YORK UNLESS UNDER THE RULES OF THE COURT IN WHICH SECURED PARTY BROUGHT SUCH SUIT OR CLAIM, THE COUNTERCLAIM IS MANDATORY, AND NOT PERMISSIVE, AND WOULD BE CONSIDERED WAIVED UNLESS FILED AS A COUNTERCLAIM IN THE CLAIM OR SUIT INSTITUTED BY SECURED PARTY AGAINST DEBTOR. DEBTOR AGREES THAT ANY FORUM OUTSIDE THE STATE OF NEW YORK IS AN INCONVENIENT FORUM AND THAT A SUIT BROUGHT BY DEBTOR AGAINST SECURED PARTY IN ANY COURT OUTSIDE THE STATE OF NEW YORK SHOULD BE DISMISSED OR TRANSFERRED TO A COURT LOCATED IN THE STATE OF NEW YORK. EACH OF DEBTOR AND SECURED PARTY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO IT AT THE ADDRESS SET FORTH FOR NOTICES IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER THE DATE OF MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST DEBTOR OR ANY OTHER PERSON IN ANY OTHER JURISDICTION.

      SECTION 12.11. Severability. Any provision of this Agreement, or of any other Credit Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, Debtor hereby waives any provision of Law which renders any provision of this Agreement or any other Credit Document prohibited or unenforceable in any respect.

      SECTION 12.12. Counterparts. This Agreement may be Authenticated in counterparts and each shall be effective as an original, and a photocopy, facsimile or telecopy of this Authenticated Agreement shall be effective as an original. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart, photocopy, facsimile, or telecopy of this Authenticated Agreement.

      SECTION 12.13. Time. Time is of the essence of this Agreement.

      SECTION 12.14. Miscellaneous. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders.

      SECTION 12.15. WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING UNDER THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT DEBTOR AND SECURED PARTY EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE. DEBTOR AND SECURED PARTY AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtor Authenticates this Agreement under seal as of the date first above written.

                                   DEBTOR:

[WITNESS:]                         TERAGLOBAL COMMUNICATIONS CORP.

[_________________________]        By: ___________________________________(SEAL)
                                       Name:  Robert E. Randall
                                       Title: Chief Executive Officer

Attachments:

Schedule 1.03 (Permitted Liens)
Schedule 2.01(d) (Commercial Tort Claims)
Schedule 3.04 (Lien Notices)
Schedule 3.06 (Location of Collateral)

                                  Schedule 1.03

                                 Permitted Liens

None.

                                Schedule 2.01(d)

                             Commercial Tort Claims

None.

                                  Schedule 3.04

                                  Lien Notices

California
Connecticut
District of Columbia
Florida
Georgia
Iowa
Maryland
Massachusetts
Minnesota
Nebraska
New York
North Carolina
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia

                                  Schedule 3.06

                             Location of Collateral

Locations:
---------

Diamond Bar, California
Elk Grove, California
Riverside, California
San Diego, California
Trabuco Canyon, California
Manchester, Connecticut
Duluth, Georgia
Oxford, Maryland
Savage, Minnesota
Syracuse, New York
Belmont, North Carolina
Norman, Oklahoma
Franklin, Tennessee
Mansfield, Texas
Logan, Utah
Fairfax, Virginia

Bailment Agreements:
-------------------

Data Storage and Service Agreement, between Arcus Data Security and TeraGlobal Communications, executed December 14, 2000.